SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 24, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                 Commission                IRS Employer
jurisdiction                   File Number               Identification
of incorporation                                         Number

Delaware                         1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 24, 2000 registrant issued a press release entitled "Halliburton Releases Third Quarter Earnings, Up Significantly Over Prior Year and Previous Quarter," pertaining to, among other things, an announcement that registrant's 2000 third quarter net income was $157 million ($0.35 per share diluted), representing a 109 percent increase over the prior quarter and, a 171 percent increase compared to the third quarter of 1999.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 24, 2000.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    October 25, 2000              By: /s/ Susan S. Keith
                                          --------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary








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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 12
                           October 24, 2000
                           Incorporated by Reference







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